NEWS RELEASE

For Immediate Release
            April 21, 2021

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $19.8 million and diluted earnings of $1.25 per share for the quarter ended March 31, 2021.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “Our country and the communities that we serve are emerging from the COVID-19 pandemic and it is encouraging to see economic activity returning to more “normal” conditions. However, the impacts of this crisis continued to impact our financial performance during the first quarter of 2021. Our reported net interest income dipped $0.7 million from the linked quarter ended December 31, 2020 and our net interest margin dropped 8 basis points to 2.91%. Deposit balances continue to grow primarily as a result of the third round of stimulus payments with average deposit balances increasing over $150 million from the quarter ended December 31, 2020. City continues to participate in the government-sponsored Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration (“SBA”). Thus far, City has assisted customers in obtaining almost $40 million in new PPP loans during the second round.”

“A hallmark for City over the last several years has been our asset quality. Our asset quality remains very strong at March 31, 2021. Nonperforming assets, past due loans, and troubled debt restructurings remain at or below the levels reported at December 31, 2020. Deferred commercial loans remained relatively low at approximately 6% of total commercial balances at March 31, 2021. Hotel and lodging related loans comprise $105 million of the $115 million of these deferrals at March 31, 2021, and our hotel and lodging loan customers are experiencing increasing occupancy rates. Residential mortgage deferrals have dropped to approximately $3 million at March 31, 2021.”

“Loan growth has been a particular challenge with interest rates at historic lows. Although our residential mortgage origination levels hit record highs in 2020, balances have decreased as some mortgages were refinanced into fixed rate loans not predominately offered by City. Those trends continued in the first quarter of 2021, but we believe that as mortgage rates and fees charged by agencies increase, our mortgage balances will increase. The decline in commercial loans primarily reflects a seasonal customer, as well as pricing pressure from some competitors. As the economy continues to improve, our view is that commercial loans will regain positive momentum.”

Net Interest Income

The Company’s net interest income decreased from $38.2 million during the fourth quarter of 2020 to $37.5 million during the first quarter of 2021. The Company’s tax equivalent net interest income decreased $0.6 million, or 1.7%, from $38.5 million for the fourth quarter of 2020 to $37.9 million for the first quarter of 2021. Lower loan yields (2 basis points) and lower average loan balances ($50 million) decreased interest income by $0.7 million and $0.5 million, respectively, as compared to the quarter ended December 31, 2020. In addition, lower average investment balances ($30 million) decreased interest income by $0.2 million from the quarter ended December 31, 2020. These decreases were partially offset by lower rates paid on interest-bearing liabilities (primarily time deposits) that lowered interest expense by $0.9 million during the quarter ended March 31, 2021. The Company’s reported net interest margin decreased from 2.99% for the fourth quarter of 2020 to 2.91% for the first quarter of 2021.

Balance Sheet Trends

Loans decreased $75.4 million from December 31, 2020 to March 31, 2021, to $3.55 billion. Net of forgiveness received from the SBA of approximately $32 million of PPP loans from the first round, PPP loans increased $7.4 million as a result of the Company’s participation in the second round of the PPP lending. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans decreased $82.8 million, (2.3%), from December 31, 2020 to $3.48 billion at March 31, 2021. Residential real estate loans decreased $54.8 million (3.5%); commercial real estate loans decreased $12.1 million (0.8%); commercial and industrial loans decreased $9.2 million (2.9%) (excluding PPP loans); and home equity loans decreased $6.5 million (4.7%).

Total average depository balances increased $152.5 million, or 3.4%, from the quarter ended December 31, 2020 to the quarter ended March 31, 2021. Average noninterest-bearing demand deposit balances increased $67.8 million, average savings deposit balances increased $72.5 million, and average interest-bearing demand deposit balances increased $54.7 million. These balances increased despite low average interest rates paid by the Company – 5 basis points for interest-bearing deposits and 6 basis points for savings deposits. We believe that these increases were largely attributable to the third round of Economic Impact Payments as part of the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 (approximately $180 million). These increases were partially offset by lower average time deposit balances of $42.5 million.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased modestly from 0.38% at December 31, 2020 to 0.39% at March 31, 2021. Total nonperforming assets increased slightly from $13.9 million at December 31, 2020 to $14.0 million at March 31, 2021. Total past due loans decreased from $8.9 million, or 0.25% of total loans outstanding, at December 31, 2020 to $6.6 million, or 0.19% of total loans outstanding, at March 31, 2021.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a recovery of credit losses of $0.4 million in the first quarter of 2021, compared to a provision for credit losses of $8.0 million for the comparable period in 2020 and a provision for credit losses of $0.5 million for the fourth quarter of 2020. The recovery of credit losses recorded in the first quarter of 2021 largely reflects the decline in loan balances ($83 million) from the quarter ended December 31, 2020 which resulted in the release of $0.5 million from the allowance for credit losses during the first quarter of 2021. As a result of an improvement in economic conditions in the Company’s footprint, net charge-offs for the quarter ended March 31, 2021 were negligible.

Non-interest Income

During the quarter ended March 31, 2020, the Company sold the entirety of its Visa Inc. Class B common shares (86,605) in a cash transaction which resulted in a pre-tax gain of $17.8 million, or $0.84 diluted per share on an after-tax basis. Additionally, the Company reported $0.1 million of unrealized fair value losses on the Company’s equity securities during the first quarter of 2021 compared to $2.4 million of unrealized fair value losses on the Company’s equity securities during the first quarter of 2020. The Company’s portfolio of equity securities consists primarily of holdings in First National Corporation (“FXNC”) (a commercial banking company headquartered in Strasburg, VA) and Eagle Financial Services (a commercial banking company headquartered in Berryville, VA). In the first quarter of 2021, the Company sold shares of FXNC and realized a gain of $0.3 million. Exclusive of these items, non-interest income decreased from $17.9 million for the first quarter of 2020 to $16.4 million for the first quarter of 2021. This decrease was largely attributable to a decrease of $1.8 million, or 23.9%, in service charges. In addition, other income, primarily due to lower fees from loan interest rate swap originations, decreased $0.7 million. These decreases were partially offset by higher bankcard revenues ($1.1 million, or 21.5%) compared to the quarter ended March 31, 2020. Bankcard revenue of $6.2 million in the quarter ended March 31, 2021, represents the highest quarterly total in the Company’s history as spending by our customers increased significantly in the month of March.
Non-interest Expenses

Non-interest expenses increased $0.3 million, or 1.2%, from $29.5 million in the first quarter of 2020 to $29.8 million in the first quarter of 2021. FDIC insurance expense increased $0.4 million from the quarter ended March 31, 2020 due to credits utilized in the first quarter of 2020.
Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2021 was 20.1% compared to 19.5% for the year ended December 31, 2020, and 20.2% for the quarter ended March 31, 2020.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 73.9% and the loan to asset ratio was 60.2% at March 31, 2021. The Company maintained investment securities totaling 20.6% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 60.9% of assets at March 31, 2021. Time deposits fund 20.5% of assets at March 31, 2021, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $573 million at March 31, 2021. Due primarily to the influx of deposits and unrealized security losses during the quarter ended March 31, 2021, the Company’s tangible equity ratio decreased modestly from 10.3% at December 31, 2020 to 9.9% at March 31, 2021. At March 31, 2021, City National Bank’s Leverage Ratio was 8.91%, its Common

Equity Tier I ratio was 14.75%, its Tier I Capital ratio was 14.75%, and its Total Risk-Based Capital ratio was 15.33%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 31, 2021, the Board of Directors of the Company approved a quarterly cash dividend of $0.58 per share payable April 30, 2021, to shareholders of record as of April 15, 2021. On March 31, 2021, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common stock (approximately 6% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders. No time limit was placed on the duration of the share repurchase program. As part of this authorization, the Company terminated its previous repurchase program that was approved in February 2019. The Company had repurchased 908,701 shares under the 2019 program. During the quarter ended March 31, 2021, the Company repurchased 75,000 common shares at a weighted average price of $76.71 per share as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of March 31, 2021, the Company could repurchase 1,000,000 additional shares under the current program.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2021 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2021 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Earnings
Net Interest Income (FTE)	$37,871	$38,514	$38,278	$38,287	$40,603
Net Income available to common shareholders	19,814	22,222	20,126	18,251	29,000

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.25	$1.4	$1.25	$1.12	$1.79
Diluted	1.25	1.4	1.25	1.12	1.78
Weighted average number of shares (in thousands):
Basic	15,656	15,708	15,950	16,081	16,080
Diluted	15,687	15,733	15,970	16,097	16,101
Period-end number of shares (in thousands)	15,724	15,768	15,848	16,077	16,140
Cash dividends declared	$0.58	$0.58	$0.57	$0.57	$0.57
Book value per share (period-end)	43.99	44.47	43.62	43.15	42.45
Tangible book value per share (period-end)	36.47	36.94	36.11	35.72	35.03
Market data:
High closing price	$87.41	$70.77	$67.98	$71.19	$82.40
Low closing price	69.05	56.98	55.37	55.18	57.11
Period-end closing price	81.78	69.55	57.61	65.17	66.53
Average daily volume (in thousands)	63	56	67	89	69
Treasury share activity:
Treasury shares repurchased (in thousands)	75	81	231	79	182
Average treasury share repurchase price	$76.71	$60.32	$59.49	$61.75	$71.31

Key Ratios (percent)
Return on average assets	1.38%	1.59%	1.46%	1.35%	2.29%
Return on average tangible equity	13.5%	15.3%	13.8%	12.6%	20.6%
Yield on interest earning assets	3.17%	3.32%	3.43%	3.64%	4.22%
Cost of interest bearing liabilities	0.37%	0.47%	0.58%	0.71%	0.91%
Net Interest Margin	2.91%	2.99%	3.02%	3.13%	3.54%
Non-interest income as a percent of total revenue	30.4%	30.7%	30.3%	27.4%	30.6%
Efficiency Ratio	54.3%	51.0%	51.6%	53.3%	49.7%
Price/Earnings Ratio (a)	16.30	12.41	11.53	14.50	17.63

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.30%	12.46%	12.71%	12.91%	13.50%
Tangible equity to tangible assets	9.93%	10.33%	10.61%	10.62%	11.38%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.76%	16.18%	15.93%	16.10%	16.02%
Tier I	16.76%	16.18%	15.93%	16.10%	16.02%
Total	17.33%	16.75%	16.50%	16.69%	16.46%
Leverage	10.06%	10.22%	10.19%	10.45%	11.10%
City National Bank risk based capital ratios (b):
CET I	14.75%	14.10%	14.46%	14.55%	14.32%
Tier I	14.75%	14.10%	14.46%	14.55%	14.32%
Total	15.33%	14.68%	15.04%	15.15%	14.82%
Leverage	8.91%	8.97%	9.32%	9.29%	9.98%

Other (period-end)
Branches	94	94	94	94	95
FTE	916	926	925	911	922

Assets per FTE (in thousands)	$6,434	$6,219	$5,984	$6,058	$5,525
Deposits per FTE (in thousands)	5,236	5,024	4,799	4,834	4,400

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) March 31, 2021 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Interest Income
Interest and fees on loans	$34,324	$35,685	$35,761	$37,718	$41,335
Interest on investment securities:
Taxable	5,242	5,500	6,266	5,718	5,871
Tax-exempt	1,253	1,254	1,132	821	707
Interest on deposits in depository institutions	118	60	72	55	304
Total Interest Income	40,937	42,499	43,231	44,312	48,217

Interest Expense
Interest on deposits	3,280	4,198	5,123	5,963	7,238
Interest on short-term borrowings	117	120	131	279	464
Interest on long-term debt	—	—	—	—	100
Total Interest Expense	3,397	4,318	5,254	6,242	7,802
Net Interest Income	37,540	38,181	37,977	38,070	40,415
(Recovery of) provision for credit losses	(440)	474	1,026	1,250	7,972
Net Interest Income After (Recovery of) Provision for Credit Losses	37,980	37,707	36,951	36,820	32,443

Non-Interest Income
Net gains (losses) on sale of investment securities	283	6	—	(6)	63
Unrealized (losses) gains recognized on equity securities still held	(51)	835	461	242	(2,402)
Service charges	5,881	6,771	6,295	4,945	7,723
Bankcard revenue	6,213	5,991	6,065	5,888	5,115
Trust and investment management fee income	2,033	2,162	1,844	1,931	1,799
Bank owned life insurance	1,460	813	1,088	848	1,676
Sale of VISA shares	—	—	—	—	17,837
Other income	811	1,143	1,232	783	1,536
Total Non-Interest Income	16,630	17,721	16,985	14,631	33,347

Non-Interest Expense
Salaries and employee benefits	15,671	15,989	15,361	14,873	15,851
Occupancy related expense	2,622	2,447	2,428	2,402	2,488
Equipment and software related expense	2,544	2,660	2,607	2,504	2,429
FDIC insurance expense	405	363	355	167	—
Advertising	881	538	462	933	843
Bankcard expenses	1,584	1,443	1,517	1,498	1,435
Postage, delivery, and statement mailings	592	546	513	592	616
Office supplies	392	413	396	353	394
Legal and professional fees	675	438	548	589	601

Telecommunications	690	540	547	531	511
Repossessed asset losses (gains), net of expenses	79	(68)	39	76	198
Other expenses	3,674	3,332	3,939	3,950	4,102
Total Non-Interest Expense	29,809	28,641	28,712	28,468	29,468
Income Before Income Taxes	24,801	26,787	25,224	22,983	36,322
Income tax expense	4,987	4,565	5,098	4,732	7,322
Net Income Available to Common Shareholders	$19,814	$22,222	$20,126	$18,251	$29,000

Distributed earnings allocated to common shareholders	$9,037	$9,053	$8,944	$9,073	$9,117
Undistributed earnings allocated to common shareholders	10,598	12,947	10,984	8,998	19,620
Net earnings allocated to common shareholders	$19,635	$22,000	$19,928	$18,071	$28,737

Average common shares outstanding	15,656	15,708	15,950	16,081	16,080
Shares for diluted earnings per share	15,687	15,733	15,970	16,097	16,101

Basic earnings per common share	$1.25	$1.40	$1.25	$1.12	$1.79
Diluted earnings per common share	$1.25	$1.40	$1.25	$1.12	$1.78

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Assets
Cash and due from banks	$97,709	$77,412	$76,451	$87,658	$92,365
Interest-bearing deposits in depository institutions	659,090	451,247	176,267	285,596	18,271
Cash and cash equivalents	756,799	528,659	252,718	373,254	110,636

Investment securities available-for-sale, at fair value	1,185,245	1,178,789	1,157,399	1,055,185	934,113
Other securities	27,182	27,372	26,548	26,144	26,827
Total investment securities	1,212,427	1,206,161	1,183,947	1,081,329	960,940

Gross loans	3,546,723	3,622,119	3,663,966	3,665,596	3,613,050
Allowance for credit losses	(24,076)	(24,549)	(24,867)	(25,199)	(24,393)
Net loans	3,522,647	3,597,570	3,639,099	3,640,397	3,588,657

Bank owned life insurance	118,976	118,243	117,501	116,746	116,000
Premises and equipment, net	76,529	76,925	77,031	77,991	78,948
Accrued interest receivable	16,231	15,793	16,627	14,200	12,570
Net deferred tax assets	1,395	—	—	—	2,159
Intangible assets	118,224	118,592	119,004	119,417	119,829
Other assets	71,142	96,697	105,361	105,438	98,710
Total Assets	$5,894,370	$5,758,640	$5,511,288	$5,528,772	$5,088,449

Liabilities
Deposits:
Noninterest-bearing	$1,244,175	$1,176,990	$1,061,310	$1,079,469	$857,501
Interest-bearing:
Demand deposits	1,077,749	1,027,201	940,791	921,761	837,966
Savings deposits	1,265,038	1,188,003	1,117,684	1,067,254	989,609
Time deposits	1,209,873	1,260,022	1,300,291	1,342,631	1,366,977
Total deposits	4,796,835	4,652,216	4,420,076	4,411,115	4,052,053
Short-term borrowings
Federal Funds purchased	—	—	—	—	9,900
Customer repurchase agreements	316,003	295,956	279,866	282,676	224,247
Net deferred tax liabilities	—	3,202	1,601	2,598	—
Other liabilities	89,847	106,160	118,386	138,633	117,021
Total Liabilities	5,202,685	5,057,534	4,819,929	4,835,022	4,403,221

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,526	171,304	170,526	169,881	170,096
Retained earnings	600,396	589,988	576,901	565,804	556,718
Cost of common stock in treasury	(142,484)	(139,038)	(134,177)	(120,583)	(116,665)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	21,289	36,894	36,760	37,299	33,730
Underfunded pension liability	(5,661)	(5,661)	(6,270)	(6,270)	(6,270)
Total Accumulated Other Comprehensive Income	15,628	31,233	30,490	31,029	27,460
Total Stockholders' Equity	691,685	701,106	691,359	693,750	685,228
Total Liabilities and Stockholders' Equity	$5,894,370	$5,758,640	$5,511,288	$5,528,772	$5,088,449

Regulatory Capital
Total CET 1 capital	$563,523	$557,641	$548,269	$548,972	$547,040
Total tier 1 capital	563,523	557,641	548,269	548,972	547,040
Total risk-based capital	582,816	577,292	568,153	569,213	561,944
Total risk-weighted assets	3,362,595	3,446,774	3,442,629	3,410,589	3,412,591

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Commercial and industrial	$371,195	$372,989	$383,980	$369,122	$308,567

1-4 Family	108,131	109,812	114,071	123,814	120,852
Hotels	293,176	294,464	295,989	295,179	294,072
Multi-family	212,561	215,671	214,394	204,580	205,684
Non Residential Non-Owner Occupied	649,683	641,351	628,814	628,628	627,852
Non Residential Owner Occupied	199,130	213,484	211,433	215,472	222,489
Commercial real estate (1)	1,462,681	1,474,782	1,464,701	1,467,673	1,470,949

Residential real estate (2)	1,532,907	1,587,694	1,621,265	1,631,151	1,629,578
Home equity	130,009	136,469	140,135	142,672	146,034
Consumer	47,224	47,688	50,541	52,278	54,749
DDA Overdrafts	2,707	2,497	3,344	2,700	3,173
Gross Loans	$3,546,723	$3,622,119	$3,663,966	$3,665,596	$3,613,050

Construction loans included in:
(1) - Commercial real estate loans	$39,101	$40,449	$42,449	$42,092	$44,453
(2) - Residential real estate loans	22,129	27,078	28,947	28,252	28,870

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Allowance for Credit Losses
Balance at beginning of period	$24,549	$24,867	$25,199	$24,393	$11,589

Charge-offs:
Commercial and industrial	(34)	(9)	(757)	—	(77)
Commercial real estate	(1)	(616)	(75)	(39)	(383)
Residential real estate	(93)	(139)	(252)	(376)	(483)
Home equity	(64)	(88)	(126)	(161)	(45)
Consumer	(147)	(27)	(74)	(36)	(55)
DDA overdrafts	(453)	(629)	(554)	(459)	(703)
Total charge-offs	(792)	(1,508)	(1,838)	(1,071)	(1,746)

Recoveries:
Commercial and industrial	46	74	3	5	9
Commercial real estate	164	150	44	128	203
Residential real estate	74	57	24	8	95
Home equity	23	47	33	9	47
Consumer	39	55	42	128	13
DDA overdrafts	413	333	334	349	451
Total recoveries	759	716	480	627	818

Net charge-offs	(33)	(792)	(1,358)	(444)	(928)
(Recovery of) provision for credit losses	(440)	474	1,026	1,250	7,972
Impact of adopting ASC 326	—	—	—	—	5,760
Balance at end of period	$24,076	$24,549	$24,867	$25,199	$24,393

Loans outstanding	$3,546,723	$3,622,119	$3,663,966	$3,665,596	$3,613,050
Allowance as a percent of loans outstanding	0.68%	0.68%	0.68%	0.69%	0.68%
Allowance as a percent of non-performing loans	194.5%	200.7%	182.7%	185.1%	202.2%

Average loans outstanding	$3,585,790	$3,635,673	$3,661,569	$3,660,174	$3,608,868
Net charge-offs (annualized) as a percent of average loans outstanding	—%	0.09%	0.15%	0.05%	0.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Nonaccrual Loans
Residential real estate	$3,004	$2,968	$3,983	$3,477	$2,750
Home equity	88	95	74	265	249
Commercial and industrial	1,200	768	728	1,087	1,175
Commercial real estate	7,792	8,401	8,479	8,715	7,865
Consumer	—	—	—	—	1
Total nonaccrual loans	12,084	12,232	13,264	13,544	12,040
Accruing loans past due 90 days or more	295	—	345	68	26
Total non-performing loans	12,379	12,232	13,609	13,612	12,066
Other real estate owned	1,625	1,650	2,080	3,997	3,922
Total non-performing assets	$14,004	$13,882	$15,689	$17,609	$15,988

Non-performing assets as a percent of loans and other real estate owned	0.39%	0.38%	0.43%	0.48%	0.44%

Past Due Loans
Residential real estate	$4,092	$5,993	$5,153	$5,261	$7,815
Home equity	449	575	474	393	430
Commercial and industrial	1,358	1,241	691	160	71
Commercial real estate	508	625	602	917	1,021
Consumer	10	113	121	67	177
DDA overdrafts	212	341	379	273	467
Total past due loans	$6,629	$8,888	$7,420	$7,071	$9,981

Total past due loans as a percent of loans outstanding	0.19%	0.25%	0.20%	0.19%	0.28%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$18,572	$19,226	$20,398	$20,631	$21,413
Home equity	1,956	2,001	2,100	2,138	2,294
Commercial and industrial	—	—	—	—	—
Commercial real estate	4,615	4,638	4,894	4,915	5,163
Consumer	211	277	260	185	184
Total TDRs	$25,354	$26,142	$27,652	$27,869	$29,054

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,696,064	$16,853	4.03%	$1,744,952	$17,623	4.02%	$1,780,473	$19,881	4.49%
Commercial, financial, and agriculture (2)	1,838,928	16,542	3.65%	1,837,044	17,077	3.70%	1,770,178	20,476	4.65%
Installment loans to individuals (2), (3)	50,798	713	5.69%	53,677	800	5.93%	58,217	863	5.96%
Previously securitized loans (4)	***	215	***	***	184	***	***	115	***
Total loans	3,585,790	34,323	3.88%	3,635,673	35,684	3.90%	3,608,868	41,335	4.61%
Securities:
Taxable	945,177	5,242	2.25%	976,897	5,500	2.24%	810,766	5,871	2.91%
Tax-exempt (5)	239,589	1,585	2.68%	238,198	1,587	2.65%	94,591	895	3.81%
Total securities	1,184,766	6,827	2.34%	1,215,095	7,087	2.32%	905,357	6,766	3.01%
Deposits in depository institutions	513,469	118	0.09%	275,106	60	0.09%	102,932	304	1.19%
Total interest-earning assets	5,284,025	41,268	3.17%	5,125,874	42,831	3.32%	4,617,157	48,405	4.22%
Cash and due from banks	79,683			73,900			70,763
Premises and equipment, net	76,837			76,956			77,368
Goodwill and intangible assets	118,453			118,855			120,091
Other assets	217,453			231,309			195,875
Less: Allowance for credit losses	(24,909)			(25,112)			(15,905)
Total assets	$5,751,542			$5,601,782			$5,065,349

Liabilities:
Interest-bearing demand deposits	$1,008,283	$124	0.05%	$953,604	$171	0.07%	$869,976	$468	0.22%
Savings deposits	1,221,169	183	0.06%	1,148,717	225	0.08%	1,005,829	700	0.28%
Time deposits (2)	1,236,197	2,973	0.98%	1,278,698	3,801	1.18%	1,365,268	6,070	1.79%
Short-term borrowings	290,766	117	0.16%	287,059	120	0.17%	209,010	464	0.89%
Long-term debt	—	—	—%	—	—	—%	3,340	100	12.04%
Total interest-bearing liabilities	3,756,415	3,397	0.37%	3,668,078	4,317	0.47%	3,453,423	7,802	0.91%
Noninterest-bearing demand deposits	1,197,910			1,130,084			852,384
Other liabilities	89,695			105,445			75,922
Stockholders' equity	707,522			698,175			683,620
Total liabilities and
stockholders' equity	$5,751,542			$5,601,782			$5,065,349
Net interest income		$37,871			$38,514			$40,603
Net yield on earning assets			2.91%			2.99%			3.54%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$835			$962			$116

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$106	$153	$151
Commercial, financial, and agriculture	325	304	1,240
Installment loans to individuals	28	29	39
Time deposits	48	155	155
	$507	$641	$1,585

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Net Interest Income/Margin
Net interest income ("GAAP")	$37,540	$38,181	$37,977	$38,070	$40,415
Taxable equivalent adjustment	331	333	301	217	188
Net interest income, fully taxable equivalent	$37,871	$38,514	$38,278	$38,287	$40,603

Average interest earning assets	$5,284,025	$5,125,874	$5,047,868	$4,914,242	$4,617,157

Net Interest Margin	2.91%	2.99%	3.02%	3.13%	3.54%
Accretion related to fair value adjustments	(0.04)%	(0.05)%	(0.05)%	(0.08)%	(0.14)%
Net Interest Margin (excluding accretion)	2.87%	2.94%	2.97%	3.05%	3.40%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.74%	12.18%	12.54%	12.55%	13.47%
Effect of goodwill and other intangibles, net	(1.81)%	(1.85)%	(1.93)%	(1.93)%	(2.09)%
Tangible common equity to tangible assets	9.93%	10.33%	10.61%	10.62%	11.38%

Return on Tangible Equity
Return on tangible equity ("GAAP")	13.5%	15.3%	13.8%	12.6%	20.6%
Impact of sale of VISA shares	—%	—%	—%	—%	(9.7)%
Return on tangible equity, excluding sale of VISA shares	13.5%	15.3%	13.8%	12.6%	10.9%

Return on Assets
Return on assets ("GAAP")	1.38%	1.59%	1.46%	1.35%	2.29%
Impact of sale of VISA shares	—%	—%	—%	—%	(1.08)%
Return on assets, excluding merger sale of VISA shares	1.38%	1.59%	1.46%	1.35%	1.21%